Exhibit 99.1

Corporate Headquarters: 1475 South Bascom Avenue, Suite 101, Campbell, CA  95008

Westinghouse Solar Announces Supply Agreement with
Environmental Engineering Group Pty Ltd

EEG to assemble new 250 watt AC and DC Integrated Rooftop Solar Modules using
Westinghouse Solar’s Proprietary Technology

Campbell, CA, and Stapylton, Australia, May 30, 2013 -- Westinghouse Solar, Inc. (OTCQB:WEST), a designer and manufacturer of integrated rooftop solar power systems, and Environmental Engineering Group Pty Ltd (EEG), today announced a Supply Agreement for the assembly of Westinghouse Solar’s proprietary solar modules. EEG is an assembler of polycrystalline modules located in Stapylton, Australia, and a preferred supplier of CBD Energy Limited (ASX:CBD). As previously announced, Westinghouse Solar is working towards completing a merger with CBD in 2013.

Under the Supply Agreement, EEG will serve as a contract assembler of new 250 watt AC and DC solar modules to be built according to the Company’s specifications and using the Company’s proprietary design and technology (“Products”), exclusively for sale to the Company and in support of the Company’s sales to solar distributors, solar installers, solar retailers, private label customers, major home improvement retailers and homebuilders. The new Products will be designed for use in solar power systems for residential and commercial rooftop customers primarily in the United States and Australia. The Products will carry the Westinghouse Solar brand name and will be labeled to indicate “Assembled in Australia.” Products distributed in the United States will utilize modules containing Taiwan cells and therefore not subject to punitive Chinese tariffs. Pursuant to the Supply Agreement, EEG will provide the Company with Products at market-competitive pricing, and in volume levels sufficient to meet the Company’s forecasted needs. The Company is not obligated to purchase any minimum or required volumes of Products from EEG, except to the extent of any fully executed purchase orders. The Supply Agreement will continue through December 31, 2015, and contains a provision whereby either party can terminate without cause by providing 90 days’ prior written notice.

The new modules recently achieved UL certification for U.S. distribution. The IEC certification process for Australian distribution is currently underway and is expected to be complete in June 2013. The Company expects to begin shipping product to customers by early in the third calendar quarter of this year.

About Westinghouse Solar: (OTCQB:WEST)

Founded in 2001, Westinghouse Solar is a designer and manufacturer of solar power systems. In 2007, Westinghouse Solar pioneered the concept of integrating the racking, wiring and grounding directly into the solar panel. This revolutionary solar panel, originally branded "Andalay", quickly won industry acclaim. In 2009, the company again broke new ground with the first integrated AC solar panel, reducing the number of components for a rooftop solar installation by approximately 80 percent and lowering labor costs by approximately 50 percent. This AC panel, which won the 2009 Popular Mechanics Breakthrough Award, has become the industry's most widely installed AC solar panel. A new generation of products named "Instant Connect" was introduced in 2012 and is expected to achieve even greater market acceptance. Award-winning Westinghouse Solar Power Systems provide the best combination of safety, performance and reliability, while backed by the proven quality of the Westinghouse name. For more information on Westinghouse Solar, visit www.westinghousesolar.com.

About Environmental Engineering Group Pty Ltd

Environmental Engineering Group Pty Ltd specialises in manufacturing and installation of solar energy equipment and systems.The founders of EEG look back on many years’ experience in the solar industry and have assembled a team of experts with in depth knowledge and skills in PV technology and project management. EEG team members have successfully completed solar projects throughout the South Pacific and in Australia, Asia, Europe and North America. Environmental Engineering Group Pty Ltd works closely with Westinghouse Solar through product manufacturing and supply of solar modules. With the solar module assembly plant in Queensland, EEG is one of a few PV module manufacturers in Australia. EEG is the sole manufacturer of high quality Westinghouse Solar PV modules. For more information on EEG visit www.environmentalengineeringgroup.com.

For Further Information:
Margaret Randazzo Chief Executive Officer, Westinghouse Solar
(408) 402-9400
mrandazzo@westinghousesolar.com
Edwin Cywinski Director, Environmental Engineering Group
(61) 404-908-608
edwin@eeg-team.com

Forward-Looking And Cautionary Statements – Safe Harbor

This press release may contain forward-looking statements, including with respect to future sales, new products, and implementation and effects of the proposed business combination between Westinghouse Solar and CBD.  Those statements and statements made in this release that are not historical in nature, including those related to future revenue, revenue growth, gross margin, operating expense rates, achievement of cashflow and EBITDAS breakeven and profitability, product introductions and cost reductions in future periods, and anticipated outcomes in litigation, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and Westinghouse Solar cautions that actual results may differ materially from those expressed or implied by such forward-looking statements. These statements are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate the proposed merger between CBD and Westinghouse Solar and other transactions referred to in this communication and those described in the documents that Westinghouse Solar files with the U.S. Securities and Exchange Commission, as well as risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, and development and introduction of new products by Westinghouse Solar or its respective competitors, uncertainties in the timing of availability and manufacturing volumes of products from suppliers, the effectiveness, profitability, and marketability of new products, the ability to protect and defend proprietary rights and information, the impact of current, pending, or future legislation, regulation and incentive programs on the solar power industry, the impact of competitive products or pricing, technological changes, the ability to identify and successfully acquire and grow distribution customers, and the effect of general economic and business conditions. All forward-looking statements included in this communication are made as of the date of this communication, and Westinghouse Solar assumes no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Statement Regarding Additional Information That Will Become Available

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, CBD, Westinghouse Solar and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person.

This communication is being made in respect of a proposed merger involving CBD and Westinghouse Solar. In connection with the proposed merger, CBD and Westinghouse Solar will file with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form F-4 containing a proxy statement/prospectus, and each of CBD and Westinghouse Solar may file with the SEC other documents regarding the proposed merger. CBD will provide disclosure and arrange for solicitation of the votes of its shareholders in accordance with Australian regulations. Such documents are not currently available. BEFORE MAKING AN INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a copy of the Registration Statement on Form F-4 containing a proxy statement/prospectus (when available) and all other documents filed with the SEC by CBD and Westinghouse Solar free of charge at the SEC's website at  www.sec.gov. Investors and security holders may also obtain copies of these documents, free of charge, from Westinghouse Solar by directing a request to Westinghouse Solar, Attention: Margaret Randazzo, (408) 402-9400, or by going to Westinghouse Solar's website at  www.westinghousesolar.com. Additionally, investors may obtain copies of these documents, free of charge, from CBD by going to CBD's website at www.cbdenergy.com.au.

 Participants in the Merger Solicitation

Westinghouse Solar and CBD, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related matters. Information regarding Westinghouse Solar’s directors and executive officers is contained in Westinghouse Solar’s annual report on Form 10-K, filed with the SEC on March 29, 2013, and amendment on Form 10-K/A, filed with the SEC on April 26, 2013. Information regarding CBD’s directors and executive officers is contained in CBD’s statement on Schedule 13D, filed with the SEC on January 9, 2012 (as amended to date). Additional information regarding the interests of such potential participants will be included in the Registration Statement on Form F-4 containing a proxy statement/prospectus and the other relevant documents filed with the SEC (when available).  Investors can also obtain free copies of these documents from CBD and Westinghouse Solar using the contact information above.